UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2021 (June 16, 2021)

APOLLO MEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of Principal Executive Offices, and Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On June 16, 2021, Apollo Medical Holdings, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with Truist Bank, in its capacities as administrative agent for the lenders (in such capacity, the “Agent”), issuing bank, swingline lender and a lender, Truist Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Preferred Bank, Royal Bank of Canada, and Fifth Third Bank, National Association, in their capacities as joint lead arrangers and/or lenders (the “Lenders”), and Bank of the West, The Toronto-Dominion Bank, New York Branch, Well Fargo, National Association, and City National Bank in their capacities as Lenders, to, among other things, amend and restate that certain credit agreement, dated September 11, 2019, by and among the Company, certain Lenders and the Agent, in its entirety.

The Amended Credit Agreement provides for a five-year revolving credit facility to the Company of $400,000,000, which includes a letter of credit sub-facility of up to $25,000,000 and a swingline loan sub-facility of $25,000,000. The revolving credit facility will be used to, among other things, refinance certain existing indebtedness of the Company and certain subsidiaries, finance certain future acquisitions and investments, and provide for working capital needs and other general corporate purposes.

The Company is required to pay an annual agent fee of $50,000 and an annual facility fee of 0.175% to 0.35% on the available commitments under the Amended Credit Agreement, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s leverage ratio. The Company will pay fees for standby letters of credit at an annual rate equal to 1.25% to 2.5%, as determined on a quarterly basis based on the Company’s leverage ratio, plus facing fees and standard fees payable to the issuing bank on the respective letter of credit. The Company is also required to pay customary fees between the Company and Truist Bank, the lead arranger of the Amended Credit Agreement.

Amounts borrowed under the Amended Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the rate for Eurocurrency deposits for the corresponding deposits of U.S. dollars appearing on Reuters LIBOR01screen page, adjusted for any reserve requirement in effect, plus a spread of from 1.25% to 2.5%, as determined on a quarterly basis based on the Company’s leverage ratio, or (b) a base rate, plus a spread of 0.25% to 1.5%, as determined on a quarterly basis based on the Company’s leverage ratio.

The Amended Credit Agreement requires the Company and its subsidiaries to comply with various affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving existence and entitlements, maintaining properties and insurance, complying with laws, maintaining books and records, requiring any new subsidiary meeting a materiality threshold specified in the Amended Credit Agreement to become a guarantor thereunder and paying obligations. The Amended Credit Agreement requires the Company and its subsidiaries to comply with, and to use commercially reasonable efforts to the extent permitted by law to cause certain material associated practices of the Company, including APC, to comply with, restrictions on liens, indebtedness and investments (including restrictions on acquisitions by the Company), subject to specified exceptions. The Amended Credit Agreement also contains certain negative covenants binding the Company and its subsidiaries, including restrictions on fundamental changes, dividends and distributions, sales and leasebacks, transactions with affiliates, burdensome agreements, use of proceeds, maintenance of business, amendments of organizational documents, accounting changes and prepayments and modifications of subordinated debt.

The Amended Credit Agreement requires the Company to comply with two key financial ratios, each calculated on a consolidated basis. The Company must maintain a maximum consolidated total net leverage ratio of not greater than 3.75 to 1.00 as of the last day of each fiscal quarter, provided that for any fiscal quarter during which the Company or certain subsidiaries consummate a permitted acquisition or investment, the aggregate purchase price is greater than $75,000,000, the maximum consolidated total net leverage ratio may temporarily increase by 0.25 to 1.00 to 4.00 to 1.00. The Company must maintain a minimum consolidated interest coverage ratio of not less than 3.25 to 1.00 as of the last day of each fiscal quarter.

The Company and its subsidiary, Network Medical Management, Inc. have granted the Lenders a security interest in all of their assets, including stock and other equity issued by their subsidiaries. The Amended Credit Agreement contains certain events of default. If any event of default occurs and is continuing under the Amended Credit Agreement, the Lenders may terminate their commitments, and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit. In addition, the Agent, on behalf of the Lenders, may pursue other remedies, including, without limitation, transferring pledged securities of the Company’s subsidiaries in the name of the Agent and exercising all rights with respect thereto (including the right to vote and to receive dividends), collect on pledged accounts, instruments and other receivables, and other rights provided by law.

In the ordinary course of business, certain of the Lenders under the Amended Credit Agreement and their affiliates have provided to the Company and its subsidiaries and the associated practices, and may in the future provide, (i) investment banking, commercial banking, cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On June 17, 2021, the Company issued a press release announcing the closing of its $400,000,000 credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Apollo Medical Holding, Inc., dated June 17, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: June 17, 2021	By:	/s/ Thomas S. Lam
	Name:	Thomas S. Lam, M.D., M.P.H.
	Title:	Co-Chief Executive Officer and President